SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 14, 1995

                      Utah Resources International, Inc.
           (Exact name of registrant as specified in its charter)

          Utah                      0-9791                 87-0273519
(State of incorporation)     (Commission File No.)   (IRS Employer Id. No.)


                          297 W. Hilton Drive, Suite #4
                              St. George, Utah 84770
             (Address of principal executive offices including zip code)

                   Issuer's telephone number (801) 628-8080

                                 (Not Applicable)
            (Former name or former address, if changed since last report)


Item 1.   Changes in Control of Registrant


     Settlement of Shareholders' Derivative Lawsuit

     In April of 1993, John H. Morgan, Jr., Daisy Morgan, Justin R. Barton, Stanford P. Darger and William F. Delvie, being all of the then directors of Utah Resources International, Inc. ("URI" or the
"Company"), settled a shareholders' derivative lawsuit brought against them on behalf of the Company by certain minority shareholders. The Settlement Agreement provided for: (1) the transfer to URI by the!directors, and related parties, of a total of 285,000 shares of URI's common stock; (2) payment of $100,000 by certain of the directors to the Company; (3) transfer to the Company of certain partnership interests held by the directors and related parties; (4) replacement of all five of the directors with directors chosen pursuant to the terms of the Settlement Agreement (Mr. and Mrs. Morgan continue to be directors of the Company under those terms); (5) payment of the plaintiff shareholders' attorneys fees, totaling $800,000, by URI;
(6) mutual releases of all the parties and their agents; and,
(7) covenants by all parties, effective for the three-year term commencing from the date of the Settlement Agreement, to take all actions necessary, but not limited to voting all the shares of the Company's common stock they beneficially own: (a) to retain all five directors chosen in accordance with the terms of the Settlement Agreement; and,
(b) in favor of all Board of Director decisions made during the three-year term.

     The parties' agreement to vote their shares of common stock in accordance with the terms of the Settlement Agreement has been interpreted differently by the Company and the Morgans. The Company, as well as the plaintiff shareholders, have expressed their view that the Settlement Agreement requires Mr. and Mrs. Morgan to vote all shares of the Company's common stock they beneficially owned at the time of the Agreement, in accordance with the terms of the Agreement. Mr. and Mrs. Morgan believe they are required only to vote shares as to which they, personally, are the record owners, in accordance with the Settlement Agreement's terms. The Company has indicated it may pursue legal action to require the Morgans to vote their shares as it believes they are required to do under the Settlement Agreement.

     At the annual shareholders meeting held January 26, 1995, Mr. and Mrs. Morgan did not vote all shares they beneficially owned in accordance with the terms of the Settlement Agreement. In particular, a large shareholder of the Company, Morgan Gas & Oil Co., in which Mr. Morgan is the controlling shareholder, cast its vote against the slate of directors chosen in accordance with the terms of the Settlement Agreement. Thereupon, the shareholders' meeting was adjourned, the Company's directors met, and challenged the ballot of Morgan Gas & Oil Co. as being violative of the Settlement Agreement. Thereafter, Morgan Gas & Oil corrected its ballot to vote for the slate of directors. Although other shares previously claimed to have been beneficially owned by the Morgans were voted in violation of the Settlement Agreement (in the Company's view), since the matters presented at the shareholders meeting were approved despite the negative votes cast by the Morgans, the Company determined it had not been damaged by the Morgans' alleged breach of the Settlement Agreement. The Company reserved the right to bring an action in the future to enforce what it believes to be the terms of the Settlement Agreement.

     If it is determined that the Morgans are not required to vote the shares of the Company's common stock they beneficially owned at the time of execution of the Settlement Agreement in accordance with the terms of the Settlement Agreement, consummation of the transactions with MidWest Railroad Construction and Maintenance Corporation ("MidWest") and Robert D. Wolff described under Item 2 below may be considered to have resulted in a change of control of the Company.


Item 2.   Acquisition of Disposition of Assets


     On June 13, 1995, Utah Resources International, Inc. consummated the exchange of 590,000 shares of its common stock, representing approximately 33% of the total issued and outstanding shares of the Company's common stock following the transaction, for all of the issued and outstanding shares of the common stock of MidWest, pursuant to a Plan of Share Exchange and Share Exchange Agreement, dated February 16, 1995. All of the common stock of MidWest, a Wyoming corporation, was owned by Robert D. Wolff, the Chief Executive Officer of MidWest, and his wife. MidWest, headquartered in Salt Lake City, is in the railroad construction and maintenance business, operating out of five regional offices in Utah, Wyoming, Colorado, Nebraska, and New Mexico. MidWest also provides railroad engineering, surveying, bridge and structural maintenance, grade crossing, and in-plant switching services.

     In connection with the closing of the transaction, URI obtained the written opinion of Brown-Wright & Associates, qualified business appraisers, that the transactions contemplated by the Share Exchange Agreement were fair, from a financial viewpoint, to the shareholders of URI.

     The Company covenanted: (1) to indemnify MidWest and the Wolffs from any liability to URI's shareholders, its officers or directors, whether brought directly by the person or in a derivative capacity, arising from MidWest's and/or the Wolffs' negotiation, execution, or consummation of the Share Exchange Agreement; (2) to execute a three-year employment agreement with Bob Wolff, as MidWest's President, at the time of consummation of the share exchange; (3) to apply for listing of its stock on NASDAQ as soon as reasonably practicable following the Effective Date; and, (4) to lend MidWest, in the form of a line of credit, a sum not to exceed $250,000, with the first draw available after February 15, 1995, evidenced by a promissory note in standard form, bearing an interest rate of 1% over the posted prime lending rate of First Security Bank of Utah, N.A., as of February 15, 1995, and adjusted each three months thereafter.

	Prior to closing, MidWest borrowed a total of $100,000 against the line of credit. Pursuant to the terms and conditions of the Share Exchange Agreement, the line of credit from URI becamesubordinate to MidWest's existing credit line of $350,000,following the closing. The line of credit was secured by the assets and equipment of MidWest.

     The Company has executed a three-year employment agreement with Mr. Wolff, pursuant to which he serves as Chief Executive Officer of the Company and of MidWest. Mr. Wolff will receive $125,000 per year during the term of the employment agreement. In addition, during the first five quarters of the agreement, beginning July 1, 1995, Mr. Wolff will receive $25,000 per quarter. In addition to his base salary, Mr. Wolff will receive an annual bonus computed on the after tax net earnings of Midwest, as follows: 5% of the first $200,000 in net earnings of Midwest, 7% of the next $200,000, and 10% of all amounts over the first $400,000 in net earnings of Midwest.

     Under the employment agreement, Mr. Wolff is entitled to participate in all Company and MidWest expense reimbursement, vacation, and sick leave plans; all health, life, accident, and disability insurance programs; all retirement, pension, profit-sharing, stock option and other similar benefit plans to the extent such plans are generally made available to executive officers of the Company and to employees of the Company and Midwest.

     The Company may extend Mr. Wolff's employment for an additional three-year term at a base salary for the extended term of the Agreement computed as the greater of: (a) $150,000; or, (b) $125,000 + ($125,000 multiplied by the combined percentage increase in the Consumer Price Index for the initial three-year term of the Agreement). If the Company does not extend Mr. Wolff's employment, it must, at its election, either: (1) return all of the common stock of Midwest to the Wolffs in exchange for all of their shares of common stock of URI; or,
(2) pay Mr. Wolff $1,250,000 in severance pay, payable quarterly over three years at 10% simple interest.

     If Mr. Wolff dies or becomes permanently disabled within three years of the date of his employment, the Company will pay him or his heirs the unpaid balance of his base salary.

     Mr. Wolff is also subject to a non-competition covenant, for two years following his employment, and a confidentiality and non-disclosure agreement. The Company or MidWest may purchase key-man life insurance on Mr. Wolff's life, with the Company or Midwest named as the beneficiary of the policies. Mr. Wolff's employment may be terminated prior to the end of three years upon Mr. Wolff's breach of the employment agreement or for cause, defined as criminal or fraudulent conduct, or Employee's willful failure or refusal to perform the usual and customary duties of his employment.

     The parties executed an Operating Agreement as of the closing. It provides for the appointment of the following officers in Utah Resources, MidWest, and Tonaquint, Inc.:
     R. Dee Erickson    URI - Chairman of the Board     Robert D. Wolff
   URI - Chief Executive Officer     Steve McCormick    URI - Chief
Financial Officer, Treasurer     Maryann Hausse     URI - Secretary
Robert D. Wolff    MWR - Chief Executive Officer     Bill Busch
MWR - President and Chief Operating Officer     Steve McCormick    MWR
- - Chief Financial Officer     Karl Huffaker      MWR - Chief Engineer
  Steve Gorton       MWR - Manager of Gillette operations     Dennis
Olin        MWR - Manager of Denver operations     Rich Castleberry
MWR - Manager of SLC operations     Jim Pledger        MWR - Manager of
New Mexico operations     Bob Gonzalez       MWR - Manager of Green
River operations     Carl Brown	        MWR - Equipment     Chris Busch
       MWR - Switching     Gerry Brown        Tonaquint, Inc. -
President     Lyle Hurd          Tonaquint, Inc. - Vice President of
Marketing     Ladd Eldredge      Tonaquint, Inc. - Controller

     The parties to the Operating Agreement agree that Gerry Brown, Lyle Hurd, Dee Erickson, Steve Gorton, Steve McCormick, Bill Busch, Karl Huffaker, and Dennis Olin shall be employed by URI, MWR or Tonaquint, Inc., respectively, pursuant to written employment agreements.

     The Agreement provides that URI pay Messrs. Erickson and Sheen, two directors of the company, as full compensation for their services in connection with the consummation of the Share Exchange, each 38,000 shares of URI's common stock, which shall be registered on Form S-8 as soon as reasonably practicable, and each $104,000.

     By the terms of the Operating Agreement, URI agrees to make available to MidWest not less than $150,000 of operating capital on an ongoing basis, and to authorize Messrs. Wolff and McCormick to make the necessary transfers of funds, without the necessity of further action by URI's Board of Directors. The parties agree that the funds will constitute, and be accounted for as, an intercompany revolving line of credit from URI to MidWest, and will be repaid on the terms and conditions agreed upon by the Boards of Directors of URI and MidWest from time to time. If the Company elects not to renew Wolff's employment agreement following its initial three-year term, any outstanding balance on the revolving line of credit shall become a term loan, payable in quarterly installments of principal and interest over a two-year period.

     The Operating Agreement provides that URI shall adopt the accounting policies and procedures, and shall acquire the equipment and services, necessary to coordinate its internal accounting and tie into the existing system of MidWest, provided, however, that to the extent other accounting practices or procedures are mandated by URI's nature as an SEC reporting company, by generally accepted account principles, by Regulation S-X under the federal securities laws, by the Board of Directors of URI, or are recommended for adoption company-wide by URI's outside auditors, URI, MidWest and Tonaquint, Inc. shall adopt such practices and procedures as required.

     Mr. Wolff is given authority to negotiate business transactions not in the ordinary course of business, on behalf of URI, MWR and Tonaquint, Inc., including but not limited to negotiations to dispose of or acquire assets or businesses, and to negotiate with investment bankers and others; provided, however, that Mr. Wolff may not bind any of the companies as to business transactions not in the ordinary course of business without the prior approval of the respective Board of Directors.

     The Wolffs have acknowledged in the Share Exchange Agreement, that the Company and various directors and shareholders of URI are parties to a Settlement Agreement, dated April 3, 1993, associated with the settlement of a stockholders' derivative lawsuit, described below. The Wolffs have covenanted that, until May 7, 1996, they will vote all the shares of URI common stock they beneficially own, as that term is defined by the SEC, for each of the directors appointed to the URI Board of Directors in accordance with the terms of the Settlement Agreement, and in favor of any decisions made by the Board of Directors that are brought to the URI shareholders for their approval. After May 7, 1996, the Wolffs agree to vote the shares of URI common stock they beneficial own in favor of an amendment to URI's Articles of Incorporation to establish cumulative voting for directors of URI. The shares of URI common stock the Wolffs received at closing contained a restrictive legend relating to their covenant to so vote their shares. The Company has also covenanted to take any and all actions necessary or desirable, including but not limited to taking legal action, to enforce the terms of the Settlement Agreement. URI also agreed not to act to change the current composition of the Board of Directors of MidWest prior to May 7, 1996.

     The shares of common stock acquired by the Wolffs in the transaction have not been registered and are restricted securities, as that term is defined in Rule 144 under the Securities Act of 1933. The certificate representing shares of stock acquired by the Wolffs contains a restrictive legend evidencing the unregistered nature of the shares. Generally, the Wolffs will be unable to sell any portion of the shares acquired in the Share Exchange for two years, absent their registration pursuant to the rules and regulations of the Securities Exchange Commission.

     For five years after closing, the Wolffs have the opportunity to request inclusion in any registered stock offering conducted by the Company. If the Wolffs request inclusion and the offering is to be underwritten, URI will request the underwriters of the offering to purchase and sell the Wolffs' stock in the offering. If the underwriter determines that not all shares requesting inclusion in the offering as "selling shareholders" can be offered, due to marketing factors, the Wolffs will be entitled to participate on a pro-rata basis with other selling shareholder.

     Immediately following URI's annual shareholders meeting in 1996, anticipated in June, 1996, the Company's Board of Directors will be expanded by two, to a total of seven, and Mr. Wolff shall have the right to nominate the persons to fill the two new seats, until the next annual meeting of shareholders thereafter.


Item 7.   Financial Statements and Exhibits


     (b)   Pro forma financial information.

     Unaudited pro forma condensed balance sheet, pro forma condensed statements of income, and accompanying explanatory notes are not yet available with respect to the above transaction and will be filed by amendment.

     (c)   Exhibits.

     Exhibit 3. PLAN of SHARE EXCHANGE and SHARE EXCHANGE AGREEMENT, dated February 16, 1995, among Utah Resources International, Inc., MidWest Railroad Construction and Maintenance Corporation, Robert D. Wolff and Judith Wolff.

     Exhibit 10.1. EMPLOYMENT AGREEMENT dated June 13, 1995, between Utah Resources International, Inc. and Robert D. Wolff.

     Exhibit 10.2. OPERATING AGREEMENT dated June 13, 1995, between Utah Resources International, Inc., MidWest Railroad Construction and Maintenance Corporation, and Robert D. Wolff.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  June 29, 1995

                                     Utah Resources International, Inc.


                                     By  R. Dee Erickson (SIGNATURE)
                                         Chairman of the Board